Exhibit 10.23

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH

and

FATE THERAPEUTICS, INC.

EXCLUSIVE PATENT LICENSE AGREEMENT

i

11.	ASSIGNMENT		21

12.	GENERAL COMPLIANCE WITH LAWS		22
	12.1	Compliance with Laws	22
	12.2	Export Control	22
	12.3	Non-Use of Name	22
	12.4	Marking of LICENSED PRODUCTS	22

13.	TERMINATION		22
	13.1	Voluntary Termination by FATE	22
	13.2	Cessation of Business	23
	13.3	Termination for Default	23
	13.4	Effect of Termination	23

14.	DISPUTE RESOLUTION		24
	14.1	Mandatory Procedures	24
	14.2	Equitable Remedies	24
	14.3	Dispute Resolution Procedures	24
	14.4	Performance to Continue	25
	14.5	Statute of Limitations	25

15.	CONFIDENTIALITY		25
	15.1	Confidential Information	25
	15.2	Judicial or Administrative Process	26
	15.3	SEC Filings	26

16.	MISCELLANEOUS		27
	16.1	Notice	27
	16.2	Governing Law	27
	16.3	Force Majeure	28
	16.4	Amendment and Waiver	28
	16.5	Severability	28
	16.6	Binding Effect	28
	16.7	Headings	28
	16.8	Entire Agreement	28

APPENDIX A	List of Patent Applications and Patents
APPENDIX B	List of Countries (excluding United States) for which PATENT RIGHTS Applications Will be Filed, Prosecuted and Maintained
APPENDIX C	Initial Common Stock Distribution to WHITEHEAD and Whitehead Holders
APPENDIX D	Tangible Property
APPENDIX E	Tangible Property not subject to exclusivity

ii

WHITEHEAD INSTITUTE FOR BIOMEDICAL RESEARCH
EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of February 24, 2009 (the “EFFECTIVE DATE”), is between the Whitehead Institute for Biomedical Research (“WHITEHEAD”), a Delaware corporation, with a principal office at Nine Cambridge Center, Cambridge, MA 02142, and Fate Therapeutics, Inc. (“FATE”), a Delaware corporation, with a principal place of business at 10931 N. Torrey Pines Road, Suite 107, La Jolla, California 92037.

RECITALS

WHEREAS, WHITEHEAD is the owner of certain PATENT RIGHTS and TANGIBLE PROPERTY (as later defined herein) relating to WHITEHEAD Case No. [***]; [***]; [***]; WHITEHEAD Case No. [***], and WHITEHEAD has the right to grant licenses under said PATENT RIGHTS and TANGIBLE PROPERTY;

WHEREAS, Rudolf Jaenisch, an inventor of the PATENT RIGHTS, has or will shortly acquire equity in the FATE not resulting from this Agreement, and as per WHITEHEAD policy, will not receive any share of equity income received by WHITEHEAD in consideration for this license;

WHEREAS, equity received pursuant to this Agreement will satisfy WHITEHEAD’S policy on equity sharing as stated in Appendix 6.4 of the Faculty Guide “Policy on Equity Received by Faculty or Professional Staff Being Shared with the Institute”;

WHEREAS, WHITEHEAD desires to have the PATENT RIGHTS and TANGIBLE PROPERTY developed and commercialized to benefit the public, and WHITEHEAD is willing to grant a license thereunder;

WHEREAS, FATE has represented to WHITEHEAD, to induce WHITEHEAD to enter into this Agreement, that FATE will commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS and TANGIBLE PROPERTY so that public utilization will result therefrom; and

WHEREAS, FATE desires to obtain a license under the PATENT RIGHTS and TANGIBLE PROPERTY upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, WHITEHEAD and FATE hereby agree as follows:

1.                                    DEFINITIONS

1.1                            “AFFILIATE” will mean any legal entity (such as a corporation, partnership, or limited liability company) that directly or indirectly controls, is controlled by, or is under common control with FATE.  For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

1.2                            “COMBINATION PRODUCT” will mean a product which contains (i) a component that is a LICENSED PRODUCT and (ii) one or more other essential functional components which could be sold separately and which perform(s) a useful function independent of the LICENSED PRODUCT component.

1.3                            “CORPORATE PARTNER” will mean any entity which agrees to compensate FATE or an AFFILIATE or SUBLICENSEE for FATE’s, AFFILIATE’S or SUBLICENSEE’S practice of the PATENT RIGHTS and/or LICENSED PRODUCTS on behalf of or in collaboration with such entity, including without limitation for discovery and development activities for LICENSED PRODUCTS.  Any entity which meets the foregoing criteria and receives a sublicense of the PATENT RIGHTS and/or TANGIBLE PROPERTY will be considered a SUBLICENSEE.

1.4                            “FIELD” will mean all fields (including, for the avoidance of doubt, the REAGENT DISCOVERY FIELD, as defined below) except the REAGENT FIELD, as defined herein.

1.5                            “IND” will mean, with respect to a particular LICENSED PRODUCT, an Investigational New Drug application submitted to the FDA, or a corresponding application filed with any other regulatory agency, seeking approval to begin tests of a new drug in human subjects.

1.6                            “LICENSED PRODUCT” will mean a device, composition, method, process or service, the manufacture, use, sale, offer for sale or import of which, but for the licenses granted herein, (i) would infringe a VALID CLAIM (including a device, composition, method, process or service) or (ii) utilizes or incorporates TANGIBLE PROPERTY.

1.7                            “NDA” will mean a New Drug Application submitted to the FDA seeking approval to market and sell a PRODUCT in the United States of America, or a corresponding application filed with any other regulatory agency seeking approval to market and sell a LICENSED PRODUCT in a country in the TERRITORY.

1.8                            “NET SALES”

(a)                               NET SALES will mean the gross amount billed by FATE, AFFILIATES and SUBLICENSEES for LICENSED PRODUCTS, less the following:

(i)                                  customary trade, quantity, or cash discounts to the extent actually allowed and taken;

(ii)                              amounts repaid or credited by reason of rejection or return;

(iii)                          to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT which is paid by or on behalf of FATE; and

(iv)                          reasonable charges for delivery or transportation provided by third parties, if separately stated.

No deductions will be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by FATE and on its payroll, or for cost of collections.  NET SALES will occur on the date of billing for a LICENSED PRODUCT.  If a LICENSED PRODUCT is distributed at a discounted price that is substantially lower than the customary price charged by FATE, or distributed for non-monetary consideration (whether or not at a discount), NET SALES will be calculated based on the non-discounted amount of the LICENSED PRODUCT charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair-market value of the LICENSED PRODUCT.  For clarity, the transfer and/or sale of LICENSED PRODUCTS between FATE and an AFFILIATE, or between FATE or an AFFILIATE and a SUBLICENSEE, in each case for the purpose of a subsequent timely sale of such LICENSED PRODUCT to an end-user purchaser, will not be considered a sale for purposes of NET SALES calculations; provided that, such subsequent timely sale of such LICENSED PRODUCT to an end-user purchaser sale shall be considered a sale for NET SALES calculations upon the billing of the end-user purchaser.  NET SALES shall be determined at the gross amount billed to the end-user purchaser less the deductions set forth in this Section 1.8(a)(1) through (iv), above.

Non-monetary consideration will not be accepted by FATE, any AFFILIATE, or any SUBLICENSEE for any LICENSED PRODUCT without the prior written consent of WHITEHEAD.

(b)                              NET SALES of COMBINATION PRODUCT.  In the event that a LICENSED PRODUCT is sold as a COMBINATION PRODUCT, for the purposes of determining royalty payments on the COMBINATION PRODUCT, NET SALES will mean the gross amount billed for the COMBINATION PRODUCT less the deductions set forth in Section 1.8(a), multiplied by a proration factor that is determined as follows:

(i)                                  If all components of the COMBINATION PRODUCT were sold separately during the same or immediately preceding REPORTING PERIOD, the proration factor will be determined by the formula [A I (A+B)], where A is the average gross sales price of all LICENSED PRODUCT components during such period when sold separately from the other component(s), and B is the average gross sales price of the other component(s) during such period when sold separately from the LICENSED PRODUCT components; or

(ii)                              If all components of the COMBINATION PRODUCT were not sold or provided separately during the same or immediately preceding REPORTING PERIOD, the proration factor will be determined by WHITEHEAD and FATE in good-faith negotiations based on the relative value contributed by each component.

1.9                            “PATENT CHALLENGE” will mean:

(i)                                  a challenge under any court action or proceeding to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below);

(ii)                              a reexamination of any of the PATENT RIGHTS initiated by FATE, AFFILIATE, or SUBLICENSEE without thirty (30)-day prior written notice to WHITEHEAD; or

(iii)                          a reexamination of any of the PATENT RIGHTS initiated by FATE, AFFILIATE, or SUBLICENSEE, in which WHITEHEAD reasonably concludes in good faith that such reexamination is not beneficial to the PATENT RIGHTS.

1.10                    “PATENT RIGHTS” will mean:

(i)                                  the United States and international patents listed on Appendix A;

(ii)                              the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(iii)                          any patent applications resulting from the provisional applications listed on Appendix A, and any divisional, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(iv)                          any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (i), (ii), and (iii) above; and

(v)                              international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (i), (ii), (iii), and (iv) above, and the resulting patents.

1.11                    “PHASE I CLINICAL TRIAL” will mean a controlled clinical study of the first introduction of the LICENSED PRODUCT into human subjects.

1.12                    “PHASE II CLINICAL TRIAL” will mean a controlled clinical study conducted to obtain preliminary data on the effectiveness of the LICENSED PRODUCT for a particular indication or indications in human subjects with the disease or condition and the possible short-term side effects and risks associated with the LICENSED PRODUCT.

1.13                    “PHASE III CLINICAL TRIAL” will mean a clinical trial of a LICENSED PRODUCT in human subjects for the purpose of gathering the definitive information about efficacy, dosage and safety in the proposed therapeutic indication that is needed for the FDA or other appropriate regulatory agency to evaluate the overall benefit-risk relationship of the drug prior to granting (or denying) approval to market the drug.

1.14                    “REAGENT FIELD” will mean the sale and/or distribution of reagents for basic research use, including without limitation basic research having as its primary purpose understanding the biology or pathology of cells or cell lines and diseases or disorders affecting them.  For avoidance of doubt, the REAGENT FIELD permits the research and development of reagent products; provided that, the REAGENT FIELD shall specifically exclude the use, sale and/or distribution of reagents for the following activities (the “REAGENT DISCOVERY FIELD”):

(i)                                  any human clinical vise or veterinary use including without limitation therapeutic, prophylactic or diagnostic use;

(ii)                              the development, manufacture or provision of any healthcare or consumer products, processes or services;

(iii)                          discovery, development, or manufacturing of pharmaceutical products (including without limitation assay development or cell line generation for drug discovery or drug development, screening of chemical and/or biological compounds for the identification of pharmaceutically active agents, preclinical testing, or services related to the above); and

(iv)                          conducting services for the purpose of discovering or developing pharmaceutical products.

1.15                    “REPORTING PERIOD” will begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.16                    “SUBLICENSE INCOME”

(a)                               “SUBLICENSE INCOME” will mean the following:

(i)                                  any payments that FATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted FATE under Section 2.1, including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding royalties on NET SALES;

(ii)                              any payments that FATE or an AFFILIATE or SUBLICENSEE receives from a CORPORATE PARTNER in consideration of any of the rights described in Section 1.3, including without limitation fees, milestone payments, agreement maintenance fees, and other payments.

(b)                              “SUBLICENSE INCOME” specifically excludes the following:

(i)                                  royalties on NET SALES as provided in 1.16(a)(i) above;

(ii)                              payments made by SUBLICENSEE or CORPORATE PARTNER as consideration for the issuance of equity or debt securities of FATE at fair-market value; provided that, if a SUBLICENSEE or CORPORATE PARTNER pays more than fair-market value for equity or debt securities, the portion in excess of fair-market value will be considered SUBLICENSE INCOME;

(iii)                          payments to FATE or an AFFILIATE from a SUBLICENSEE or CORPORATE PARTNER for the purposes of funding the costs of bona fide research and development of LICENSED PRODUCTS and that are expressly intended only to fund or pay for (I) the purchase or use of equipment, supplies, products or services, or (2) the use of employees and/or consultants to achieve a research or development goal for the commercialization of LICENSED PRODUCTS, as indicated by their inclusion as specific line items in a written agreement between FATE (or AFFILIATE) and the SUBLICENSEE, or between FATE (or AFFILIATE) and CORPORATE PARTNER.

1.17                    “SUBLICENSEE” will mean any non-AFFILIATE sublicensee of the rights granted to FATE under Section 2.1.

1.18                    “TANGIBLE PROPERTY” will mean the materials supplied by WHITEHEAD from the laboratory of Rudolf Jaenisch, whether by themselves or incorporated into another material, and any progeny and unmodified derivatives thereof.  A complete list of TANGIBLE PROPERTY is provided in Appendix D and Appendix E, and such list may be updated upon the mutual written consent between the parties during the TERM.

1.19                    “TERM” will mean the term of this Agreement, which will commence on the EFFECTIVE DATE and remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.20                    “TERRITORY” will mean worldwide.

1.21                    “VALID CLAIM” will mean a claim of the following:

(i)                                  an issued patent under the PATENT RIGHTS which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; or

(ii)                              a pending patent application under the PATENT RIGHTS which has not been pending for a period of more than [***] from the date such application was first examined and has been prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal or re-filing of such application.

2.                                    GRANT OF RIGHTS

2.1                            License Grants.

(a)                               PATENT RIGHTS.  Subject to the terms of this Agreement, WHITEHEAD hereby grants to FATE and its AFFILIATES for the TERM a royalty-bearing license under the PATENT RIGHTS, including, without limitation, to develop, make, have made, use, have used, sell, have sold, offer to sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY.

(b)                              TANGIBLE PROPERTY.  Subject to WHITEHEAD’S provision of the TANGIBLE PROPERTY to FATE, WHITEHEAD hereby grants to FATE and its AFFILIATES for the TERM a royalty-bearing license to use the TANGIBLE PROPERTY, including, without limitation, to make, have made, use, have used, sell, have sold, offer for sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY.  Legal title to the TANGIBLE PROPERTY will remain with WHITEHEAD.

2.2                            Exclusivity.

(a)                               PATENT RIGHTS.  Subject to the terms of this Agreement, in order to establish an exclusive period for FATE, WHITEHEAD agrees that it will not grant any other license under the PATENT RIGHTS to make, have made, use, have used, sell, have sold, offer to sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY during the TERM, and WHITEHEAD shall not have any right to practice the PATENT RIGHTS in the FIELD other than in accordance with Section 2.5.

(b)                              TANGIBLE PROPERTY.  Subject to the terms of this Agreement, in order to establish an exclusive period for FATE, WHITEHEAD agrees that it will not provide TANGIBLE PROPERTY to for-profit entities in the FIELD in the TERRITORY during the TERM.  WHITEHEAD will refer any TANGIBLE PROPERTY request from a for-profit entity in the FIELD to FATE.  Furthermore, subject to the terms of this Agreement, WHITEHEAD agrees that it will not grant any other licenses to use the TANGIBLE PROPERTY, including, without limitation, to make, have made, use, have used, sell, have sold, offer for sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY.  This Section 2.2(b) does not apply to the TANGIBLE PROPERTY listed in Appendix E.

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

2.3       Sublicenses.

(a)        FATE will have the right to grant sublicenses of its rights under Section 2.1.  FATE shall incorporate terms and conditions into its sublicense agreements sufficient to enable SUBLICENSEE to comply with this Agreement.  FATE shall furnish WHITEHEAD with a fully signed photocopy of any sublicense agreement within thirty (30) days of its effective date.

(b)        Upon termination of this Agreement for any reason, any SUBLICENSEE not then in default will be granted a license from WHITEHEAD under rights and terms equivalent to the sublicense rights and terms which FATE previously granted to such SUBLICENSEE.

2.4       U.S. Manufacturing.  FATE agrees that any LICENSED PRODUCT used or sold in the United States will be manufactured substantially in the United States.

2.5       Retained Rights.

(a)        WHITEHEAD.

(i)         The granting and exercise of the license set forth in this Agreement is subject to WHITEHEAD’S “Policy Statement Regarding Patents, Copyrights and Other Intellectual Property” as may be amended from time to time in a manner that does not limit or restrict FATE’s rights hereunder, and WHITEHEAD’S obligations under existing agreements with other sponsors of research or WHITEHEAD’S obligations to the U.S. Government or non-profit foundations.

(ii)        WHITEHEAD retains the right to practice under the PATENT RIGHTS and use TANGIBLE PROPERTY for research, teaching, and educational purposes.

(iii)       WHITEHEAD reserves the right to practice the PATENT RIGHTS and use the TANGIBLE PROPERTY in corporate-sponsored research with a third party including, but not limited to, [***] (the “MODEL FIELD”); provided that, corporate-sponsored research outside of the MODEL FIELD will be permitted under the following: (1) WHITEHEAD will provide written notification to FATE prior to the commencement of such corporate-sponsored research and (2) FATE does not provide written objection to the corporate-sponsored research reasonably demonstrating to WHITEHEAD that such corporate-sponsored research is competitive to the development of a LICENSED PRODUCT within ten (10) business days of its receipt of such written notification by WHITEHEAD.

WHITEHEAD will notify FATE if and when WHITEHEAD seeks to license any inventions resulting from any exercise of rights under this Section 2.5(a) in accord with Section 2.7.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(b)        Academic and Not-For-Profit Research Institutes.

(i)         WHITEHEAD retains the right to grant licenses to academic and not-for-profit research institutes to practice under the PATENT RIGHTS for research, teaching, and educational purposes; provided that such purposes shall exclude corporate-sponsored research.

(ii)        WHITEHEAD retains the right to provide TANGIBLE PROPERTY to academic and not-for-profit research institutes for research, teaching, and educational purposes under a Material Transfer Agreement on terms consistent with the terms of this Agreement; provided that such purposes shall exclude (1) use in corporate-sponsored research; (2) any human or veterinary use (including without limitation therapeutic, prophylactic or diagnostic use) but permitting their use in laboratory animals; (3) development, manufacture or provision of any services or products; (4) discovery, development or manufacturing of pharmaceutical products (including screening compound libraries); and (5) conducting services for the purpose of discovering or developing pharmaceutical products.  WHITEHEAD will notify FATE when it enters into such Material Transfer Agreement.

(c)        Federal Government.  FATE acknowledges that the United States Government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, will remain and will in no way be affected by this Agreement

2.6       No Additional Rights.  Nothing in this Agreement shall be construed to confer any rights upon FATE by implication, estoppel, or otherwise as to any technology or patent rights of WHITEHEAD or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

2.7       Marketing of Future Improvements.  WHITEHEAD will notify FATE concurrently with marketing to third parties if and when WHITEHEAD seeks to license any inventions developed or conceived within [***] of the EFFECTIVE DATE from the WHITEHEAD laboratory of Rudolf Jaenisch (including any such invention dominated by any of the PATENT RIGHTS), or any related patent rights or tangible properly, and FATE will be on equal footing with other parties to negotiate a license thereto subject to any funding obligations.

3.                                    COMPANY DILIGENCE OBLIGATIONS

3.1       FATE shall use commercially reasonable efforts, or shall cause its AFFILIATES and SUBLICENSEES to use commercially reasonable efforts, to develop LICENSED

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

PRODUCTS and to introduce LICENSED PRODUCTS into the commercial market; thereafter, FATE or its AFFILIATES or SUBLICENSEES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public.  Specifically, FATE or AFFILIATE or SUBLICENSEE shall fulfill the following obligations:

(i)         Within [***] after the EFFECTIVE DATE, FATE shall furnish WHITEHEAD with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT, specifying the number of staff and other resources to be devoted to such commercialization effort.

(ii)        Within [***] after the end of each calendar year, FATE shall furnish WHITEHEAD with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS.  The report will also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

3.2       Diligence Requirements.  If, in a calendar year, FATE, its AFFILIATES or a SUBLICENSEE, alone or together, has performed any one of the following with respect to a LICENSED PRODUCT, then FATE will be deemed to have complied with FATE’s obligations under this Section 3.2 with respect to a LICENSED PRODUCT:

(i)         has expended a minimum of [***] for the development of a LICENSED PRODUCT, which will include sponsored-research funding and AFFILIATES’ and SUBLICENSEES’ expenditures;

(ii)        is actively [***];

(iii)       is actively [***];

(iv)       is actively [***];

(v)        [***];

(vi)       [***];

(vii)      [***];

(viii)     [***];

(ix)       a LICENSED PRODUCT is [***].

In the event that FATE, its AFFILIATES or SUBLICENSEES have not performed at least one of Sections 3.2(i) through (ix) during a calendar year with respect to a LICENSED PRODUCT, then WHITEHEAD may treat such failure as a material breach in accordance with Section 13.3(b), but subject to a [***] and not a [***] cure period.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

4.                                    ROYALTIES AND PAYMENT TERMS

4.1       Consideration for Grant of Rights.

(a)        Patent Cost Reimbursement.  FATE shall pay to WHITEHEAD on the EFFECTIVE DATE such amounts required as reimbursement in accordance with Section 6.3, relating to actual expenses incurred as of the EFFECTIVE DATE in connection with obtaining the PATENT RIGHTS.  These payments are nonrefundable.

(b)        License Maintenance Fees.  FATE shall pay to WHITEHEAD the following nonrefundable license maintenance fees on January 1 of each year set forth below:

Year	Maintenance Fee
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014 and every year thereafter	[***]

This License Maintenance Fee may be credited to payments made in the same calendar year, if any, for Milestone Payments, Running Royalties, and SUBLICENSE INCOME.  Payments in excess of the License Maintenance Fee in a given calendar year will not be creditable to License Maintenance Fees due in another calendar year.  The License Maintenance Fee may not be credited to the payment for Patent Issuance.

(c)        Milestone Payments.  FATE shall pay to WHITEHEAD the following nonrefundable Milestone Payments upon first achievement of the following events whether by FATE, its AFFILIATE, or SUBLICENSEE:

(i)         [***] upon the [***].

(ii)        [***].

(iii)       [***] upon the [***].

(iv)       [***] upon the [***].

(v)        [***] upon the [***].

For the purpose of this Section 4.1(c), ***].

(d)       Patent Issuance: FATE shall pay to WHITEHEAD [***] upon the issuance of a patent under the PATENT RIGHTS.  This Patent Issuance payment may be paid in whole or in part by common stock of the FATE (based on such common stock’s then fair-market value), at FATE’s sole option.  In no event will this payment be due earlier than three (3) years

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission after the EFFECTIVE DATE; provided however that if there is an issuance of a patent under the PATENT RIGHTS prior to such date, then this Patent Issuance payment will be due at the three-year anniversary of the EFFECTIVE DATE.  This Patent Issuance payment is:  (1) payable once only under the Agreement (irrespective of the total number of patents issued under the PATENT RIGHTS under the Agreement); (2) nonrefundable; and (3) not creditable against any payments due under this Agreement.

(e)        Running Royalties.  Running Royalties will be payable for each REPORTING PERIOD and will be due to WHITEHEAD within sixty (60) days of the end of each REPORTING PERIOD.

(i)         LICENSED PRODUCTS covered by a VALID CLAIM.  FATE shall pay to WHITEHEAD a running royalty of [***] of NET SALES of LICENSED PRODUCTS in which the [***], by FATE, AFFILIATES and SUBLICENSEES.

(ii)        LICENSED PRODUCTS not covered by a VALID CLAIM.  FATE shall pay to WHITEHEAD a running royalty of [***] of NET SALES of LICENSED PRODUCTS in which [***], by FATE, AFFILIATES and SUBLICENSEES.

(f)        Share of SUBLICENSE INCOME.  FATE shall pay to WHITEHEAD a percentage of all SUBLICENSE INCOME received by FATE or AFFILIATES according to the following schedule:

SUBLICENSE INCOME received by FATE (on a cumulative basis)	Share of SUBLICENSE INCOME payable to WHITEHEAD
Up to [***]	[***]
[***]	[***]
More than [***]	[***]

A share of the SUBLICENSE INCOME will be payable for each REPORTING PERIOD and will be due to WHITEHEAD within [***] of the end of each REPORTING PERIOD.  The total aggregate amount payable by FATE to WHITEHEAD under this Section 4.1(f) will not exceed [***].

To the extent that rights or obligations other than the PATENT RIGHTS or TANGIBLE PROPERTY are sublicensed by FATE, any income received will be equitably apportioned between those PATENT RIGHTS and/or TANGIBLE PROPERTY and those other rights and obligations for purposes of calculating the amounts owed WHITEHEAD pursuant to the above schedule.  The parties shall determine the apportionment in good-faith negotiations, and FATE shall provide reasonable documentation to WHITEHEAD in support of such apportionment.

(g)        No Multiple Royalties.  If the manufacture, use, lease, or sale of any LICENSED PRODUCT is covered by more than one of the PATENT RIGHTS, multiple royalties will not be due.

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(h)        Equity.  FATE shall issue a total of [***] shares of Common Stock of FATE (the “Shares”) in the name of WHITEHEAD and of such persons as WHITEHEAD will direct (“Whitehead Holders”), according to the Common Stock distribution in Appendix C and pursuant to a Stock Purchase Agreement to be provided, where the Whitehead Holders shall be specified by WHITEHEAD at the time of execution of the Stock Purchase Agreement.  Such issuance will be recorded on the Stock Transfer Ledger of FATE on the EFFECTIVE DATE and the Shares will be delivered to WHITEHEAD and Whitehead Holders, if any, within thirty (30) days of the EFFECTIVE DATE.

FATE represents to WHITEHEAD that, as of the EFFECTIVE DATE, the aggregate number of Shares equals [***] of FATE’s issued and outstanding Common Stock calculated on a “Fully Diluted Basis.”  For purposes of this Section 4.1(h), “Fully Diluted Basis” will mean that the total number of issued and outstanding shares of FATE’s Common Stock will be calculated to include conversion of all issued and outstanding securities then convertible into Common Stock, the exercise of all then outstanding options and warrants to purchase shares of Common Stock, whether or not then exercisable, and will assume the issuance or grant of all securities reserved for issuance pursuant to any FATE stock or stock option plan in effect on the date of the calculation.

4.2       Payments.

(a)        Method of Payment.  All payments under this Agreement will be made payable to “Whitehead Institute for Biomedical Research” and sent to WHITEHEAD’S address identified in Section 16.1.  Each payment will reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b)        Payments in U.S. Dollars.  All payments due under this Agreement will be drawn on a United Slates bank and will be payable in United States Dollars.  Conversion of foreign currency to U.S. Dollars will be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter of the applicable REPORTING PERIOD.  Such payments will be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c)        Late Payments.  Any payments by FATE that are not paid on or before the date such payments are due under this Agreement will bear interest, to the extent permitted by law, at [***] above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due or [***], whichever is greater.

5.                                    REPORTS AND RECORD KEEPING

5.1       Frequency of Reports.

(a)        Before First Commercial Sale.  Prior to the first commercial sale of any LICENSED PRODUCT, FATE shall deliver reports to WHITEHEAD annually, within sixty

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b)                              Upon First Commercial Sale of a LICENSED PRODUCT.  FATE shall report to WHITEHEAD the date of first commercial sale of a LICENSED PRODUCT within sixty (60) days of occurrence in each country.

(c)                               After First Commercial Sale.  After the first commercial sale of a LICENSED PRODUCT, FATE shall deliver reports to WHITEHEAD within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2                            Content of Reports and Payments.  Each report delivered by FATE to WHITEHEAD will contain at least the following information for the immediately preceding REPORTING PERIOD:

(i)                                  the number of LICENSED PRODUCTS sold, leased or distributed by FATE, AFFILIATES and SUBLICENSEES to independent third parties in each country specifying which PATENT RIGHTS and/or TANGIBLE PROPERTY are utilized for each LICENSED PRODUCT included in the report;

(ii)                              the number of LICENSED PRODUCTS used by FATE, AFFILIATES and SUBLICENSEES in the provision of services in each country specifying which PATENT RIGHTS and/or TANGIBLE PROPERTY are utilized for each LICENSED PRODUCT included in the report;

(iii)                          the gross price charged by FATE, AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country;

(iv)                          calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a detailed listing of deductions and credits taken;

(v)                              total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi)                          the amount of SUBLICENSE INCOME received by FATE from each SUBLICENSEE and the amount deliverable to WHITEHEAD from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii)                      the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or TANGIBLE PROPERTY.

If no amounts arc due for any REPORTING PERIOD, the report will so state.

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

5.3                            Financial Statements.  On or before the ninetieth (90th) day following the close of FATE’s fiscal year, FATE shall provide WHITEHEAD with FATE’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by FATE’s treasurer or chief financial officer or by an independent auditor; provided that WHITEHEAD agrees that such financial statements may be unaudited and subject to additional revisions upon audit by an independent auditor (and FATE shall deliver audited financials to WHITEHEAD upon the completion of such audit by an independent auditor).

5.4                            Record Keeping.  FATE shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records together with supporting documentation relating to the rights and obligations under this Agreement and any amounts payable to WHITEHEAD in relation to this Agreement, which records shall contain sufficient information to permit WHITEHEAD to confirm the accuracy of any reports delivered to WHITEHEAD and compliance in other respects with this Agreement.  The relevant party shall retain such records for at least three (3) years following the end of the calendar year to which they pertain, during which time WHITEHEAD or WHITEHEAD’S appointed agents, shall have the right, at WHITEHEAD’S expense, to inspect such records during normal business hours to verily any reports and payments made or compliance in other respects under this Agreement.  In the event that any audit performed under this Section reveals an underpayment in excess of [***] or more for any twelve (12)-month period, FATE shall bear the full cost of such audit and shall remit any amounts due to WHITEHEAD (including accrued interest pursuant to Section 4.2(c)) within thirty (30) days of receiving notice thereof from WHITEHEAD.  WHITEHEAD may exercise its audit rights under this Section 5.4 no more frequently than once in any calendar year.

6.                                    PATENT PROSECUTION

6.1                            Responsibility for PATENT RIGHTS.  WHITEHEAD shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS.  WHITEHEAD’S patent attorney(s) will directly copy FATE on all patent correspondence related to the PATENT RIGHTS.  FATE will have reasonable advance opportunities to advise WHITEHEAD and shall cooperate with WHITEHEAD in such filing, prosecution and maintenance.  WHITEHEAD will consult with FATE on the prosecution of the PATENT RIGHTS and the FATE’s suggestions and requests regarding patent prosecution will be reasonably considered and included unless WHITEHEAD reasonably concludes in good faith that they are not beneficial to the PATENT RIGHTS.  Continuation-in-part applications within the PATENT RIGHTS will be filed only upon the mutual agreement of the parties.  WHITEHEAD shall keep FATE timely informed with regard to the patent application and maintenance processes.  WHITEHEAD shall deliver to FATE copies of all patent applications, amendments, related correspondence, and other related matters in a timely manner.

6.2                            International (non-United States) Filings.  Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained.  Appendix B may be amended by mutual agreement of FATE and WHITEHEAD.  FATE may elect to surrender PATENT RIGHTS in

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission any country upon at least [***] prior written notice to WHITEHEAD.  Such notice will not relieve FATE from its responsibility to reimburse WHITEHEAD for patent-related expenses incurred prior to the expiration of the [***] notice period (or such longer period specified in FATE’s notice).  FATE shall surrender its commercial license to PATENT RIGHTS and TANGIBLE PROPERTY in countries where it surrenders PATENT RIGHTS.

6.3                            Payment of Expenses.  Subject to a one-time credit of Ten-Thousand Dollars ($10,000), payment of all fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS will be the responsibility of FATE, whether such amounts were incurred before or after the EFFECTIVE DATE.  As of November 1, 2008, WHITEHEAD has incurred approximately Sixty-Seven-Thousand Dollars ($67,000) for such patent-related fees and costs.  FATE shall reimburse all amounts due pursuant to this Section 6.3 within thirty (30) days of invoicing; late payments will accrue interest pursuant to Section 4.2(c).  In the event that WHITEHEAD licenses PATENT RIGHTS in a field separate from the FIELD to a third-party, where possible, a reasonable adjustment to patent reimbursement payment will be made to account for such third-party license; provided however that FATE will be responsible for reimbursing ongoing patent expenses from the FIELD.  In all instances, WHITEHEAD shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7.                                    INFRINGEMENT

7.1                            Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS.

7.2                            Right to Prosecute infringements.

(a)                               FATE Right to Prosecute.  So long as FATE remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, FATE, to the extent permitted by law, will have the right, under its own control and at its own expense, to prosecute any third-party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4 and 7.5.  If required by law, WHITEHEAD shall permit any action under this Section to be brought in its name, including being joined as a party-plaintiff, provided that FATE shall hold WHITEHEAD harmless from, and indemnify WHITEHEAD against, any costs, expenses, or liability that WHITEHEAD incurs in connection with such action.  FATE shall reimburse WHITEHEAD for any costs WHITEHEAD incurs, including reasonable attorneys’ fees, as part of any action brought by FATE, irrespective of whether WHITEHEAD becomes a party-plaintiff.

Prior to commencing any such action, FATE shall consult with WHITEHEAD and shall consider the views of WHITEHEAD regarding the advisability of the proposed action and its effect on the public interest.  FATE shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section which imposes obligations on WHITEHEAD beyond those set forth herein, or which invalidates or restricts the

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

PATENT RIGHTS, without the prior written consent of WHITEHEAD, which consent shall not be unreasonably withheld or delayed.

(b)                              WHITEHEAD Right to Prosecute.  In the event that FATE is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within [***] after FATE first becomes aware of the basis for such action, WHITEHEAD will have the right, at its sole discretion, to prosecute such infringement under its sole control and expense and any recovery obtained will belong to WHITEHEAD.

7.3                            Declaratory Judgment Actions.  In the event that a PATENT CHALLENGE is brought against WHITEHEAD or FATE by a third party, WHITEHEAD, at its option, will have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense.  If WHITEHEAD does not exercise this right, FATE may take over the sole defense of the action at FATE’s sole expense, subject to Sections 7.4 and 7.5.

7.4                            Offsets.  FATE may offset a total of [***] of any expenses incurred under Sections 7.2 and 7.3 against any payments due to WHITEHEAD under Article 4, provided that in no event will such payments under Article 4, [***] in any REPORTING PERIOD.  If such [***] of FATE’s expenses and costs exceeds the amount of royalties deducted by FATE for any REPORTING PERIOD, then FATE may to that extent reduce the royalties due to WHITEHEAD in succeeding REPORTING PERIODS, but never by more than [***] of the total royalty due in any one calendar year with respect to the patent(s) subject to such suit.

7.5                            Recovery.  Any recovery obtained in an action brought by FATE under Sections 7.2 or 7.3 will be distributed as follows:

(i)                                  each party will be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from WHITEHEAD as described in Section 7.4);

(ii)                              compensation for lost profits on the infringing sales will be paid to FATE, and FATE shall make payments to WHITEHEAD according to Article 4 based upon hypothetical NET SALES that FATE would have paid to WHITEHEAD if FATE had sold the infringing products, processes and services rather than the infringer;

(iii)                          compensation for a reasonable royalty on the infringing sales will be divided as [***] to FATE and the remainder to WHITEHEAD;

(iv)                          additional damages (for example, enhanced or punitive damages) will be [***].

7.6                            Cooperation.  Each party agrees to cooperate in any action under this Article 7 which is controlled by the other party, provided that the controlling party reimburses the

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.7                            Right to Sublicense.  So long as FATE remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, FATE will have the sole right to sublicense any alleged infringer in the FIELD in the TERRITORY for future use of the PATENT RIGHTS in accordance with the terms and conditions of this Agreement relating to sublicenses.  Any upfront fees as part of such sublicense shall be treated as set forth in Article 4.

8.                                    PATENT CHALLENGE

8.1                            In the event that (1) FATE or AFFILIATES brings a PATENT CHALLENGE against WHITEHEAD, or (2) FATE or AFFILIATES assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), WHITEHEAD may terminate this Agreement immediately upon written notice to FATE without any liability and without any opportunity to cure by FATE.  In the event that (3) SUBLICENSEE brings a PATENT CHALLENGE against WHITEHEAD, or (4) SUBLICENSEE assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), FATE agrees that it will immediately terminate such sublicense.

8.2                            If Section 8.1 is determined to be unenforceable or illegal and, in the event that (1) FATE or AFFILIATES brings a PATENT CHALLENGE against WHITEHEAD, or (2) FATE or AFFILIATES assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena), or (3) SUBLICENSEE brings a PATENT CHALLENGE against WHITEHEAD and FATE does not terminate such sublicense, or (4) SUBLICENSEE assists another party in bringing a PATENT CHALLENGE against WHITEHEAD (except as required under a court order or subpoena) and FATE does not terminate such sublicense, then the following:

(a)                               WHITEHEAD, in its sole discretion, may choose at any time following the initiation of such PATENT CHALLENGE to grant one or more licenses to third parties under the PATENT RIGHTS, including without limitation, to develop, make, have made, use, have used, sell, have sold, offer to sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY;

(b)                              WHITEHEAD, in its sole discretion, may choose at any time following the initiation of such PATENT CHALLENGE to grant one or more licenses to third parties under the TANGIBLE PROPERTY, including without limitation, to develop, make, have made, use, have used, sell, have sold, offer to sell, have offered to sell, lease, have leased, import and have imported LICENSED PRODUCTS in the FIELD in the TERRITORY;

(c)                               The exclusive period under Section 2.2(a) and Section 2.2(b) will immediately terminate;

(d)                             FATE, AFFILIATES, and SUBLICENSEES shall immediately destroy all TANGIBLE PROPERTY, and FATE shall confirm such destruction in writing to WHITEHEAD;

(e)                               FATE [***] and

(f)                                FATE shall [***] the PATENT CHALLENGE.

9.                                    INDEMNIFICATION AND INSURANCE

9.1                            Indemnification.

(a)                               Indemnity.  FATE shall indemnify, defend, and hold harmless WHITEHEAD and its current and former directors, governing board members, trustees, officers, faculty, staff, employees, students, and agents and their respective successors, heirs, and assigns (the “Indemnitees”), from and against any claim, liability, cost, damage, deficiency, loss, expense, or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) (collectively the “Claims”) incurred by or imposed upon any of the Indemnitees in connection with [***].

FATE’S indemnification under Section 9.1(a)(1) applies to any liability, damage, loss or expense whether or not [***].  FATE’S indemnification under Section 9.1(b)(ii) through 9.l(b)(iv) does not apply to any liability, damage, loss or expense to the extent that it is attributable [***].

(b)                              Procedures.  The Indemnitees agree to provide FATE with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  FATE agrees, at its own expense, to provide attorneys reasonably acceptable to WHITEHEAD to defend against any such Claims brought or filed against any of the Indemnitees whether or not such actions are rightfully brought.  The Indemnitees shall cooperate fully with FATE in such defense and will permit FATE to conduct and control such defense and the disposition of such Claims (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee will have the right to retain its own counsel, at the expense of FATE, if representation of such Indemnitee by the counsel retained by FATE would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  FATE shall keep WHITEHEAD informed of the progress in the defense and disposition of such Claim and to consult with WHITEHEAD with regard to any proposed settlement.

The right of FATE to assume the defense of any action is limited to that part of the action commenced against WHITEHEAD and/or Indemnitees that relates to FATE’s obligation of indemnification and holding harmless.

FATE shall require any AFFILIATE(S) or SUBLICENSEE(S) to indemnify, hold harmless and defend WHITEHEAD under the same terms set forth in this Section 9.1.

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

9.2                            Insurance.  FATE shall obtain and carry in full force and effect commercial general liability insurance and, beginning at the time any product, process, or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by FATE, AFFILIATE(S), or SUBLICENSEE(S), product liability insurance and/or errors and omissions insurance, as appropriate, which will protect FATE and Indemnitees with respect to events covered by Section 9.1(a) above.  Such insurance will:

(i)                                  be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by WHITEHEAD, such approval not to be unreasonably withheld;

(ii)                              list WHITEHEAD as an additional insured thereunder; and

(iii)                          require thirty (30) days written notice to be given to WHITEHEAD prior to any cancellation or material change thereof.

The limits of such insurance will not be less than [***] per occurrence with an aggregate of [***] for bodily injury including death; and [***] per occurrence with an aggregate of [***] for property damage; and, if appropriate, [***] per occurrence with an aggregate of [***] for errors and omissions.

In the alternative, FATE may self-insure subject to prior approval of WHITEHEAD.  FATE shall provide WHITEHEAD with Certificates of Insurance evidencing compliance with this Section.  FATE shall provide WHITEHEAD with written notice at least thirty (30) days prior to the cancellation, non renewal or material change in such insurance; if FATE does not obtain replacement insurance providing comparable coverage within such thirty (30)-day period, WHITEHEAD has the right to terminate this Agreement effective at the end of such thirty (30)-day period without any notice or additional waiting periods.

The minimum amounts of insurance coverage required under these provisions may not be construed to create a limit of FATE’s liability with respect to its indemnification obligation under Section 9.1 of this Agreement.

FATE shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by FATE or by a SUBLICENSEE, AFFILIATE or agent of FATE and (b) a reasonable period after such time as any product, process or service relating to, or developed pursuant to, this Agreement is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals), which in no event shall be less than [***].

FATE shall require any AFFILIATE(S) or SUBLICENSEE(S) to maintain insurance in favor of WHITEHEAD and the Indemnitees under the same terms set forth in this Section 9.2.

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

10.                            NO REPRESENTATIONS OR WARRANTIES

WHITEHEAD hereby represents and warrants that (a) it solely and exclusively owns the patents and applications included within the PATENT RIGHTS; (b) it has the power and authority to grant the licenses provided for herein to FATE, and that it has not earlier granted, or assumed any obligation to grant, any rights in the PATENT RIGHTS to any third party that would conflict with the rights granted to FATE herein; and (c) this Agreement constitutes the legal, valid and binding obligation of WHITEHEAD, enforceable against WHITEHEAD in accordance with its terms.

EXCEPT AS MAY OTHERWISE BE EXPRESSLY SET FORTH IN THIS AGREEMENT, WHITEHEAD MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS OR TANGIBLE PROPERTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT’ RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.  Specifically, and not to limit the foregoing, WHITEHEAD has made no investigation and makes no warranty or representation (i) regarding the validity or scope of the PATENT RIGHTS, and (ii) that the exploitation of the PATENT RIGHTS or any LICENSED PRODUCT’ or methods used in making or using such TANGIBLE PROPERTY will not infringe any patents or other intellectual property rights of WHITEHEAD or of a third party.

The TANGIBLE PROPERTY is experimental in nature and will be used with prudence and appropriate caution since not all of its characteristics are known.

IN NO EVENT SHALL WHITEHEAD, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND/OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER WHITEHEAD SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

11.                            ASSIGNMENT

Neither party may assign this Agreement without the other party’s prior written consent, not to be unreasonably withheld.  The foregoing notwithstanding, FATE may assign this Agreement without WHITEHEAD’S consent to an AFFILIATE or in connection with a FATE change of control, merger, or consolidation, or sale of all or substantially all of its assets; provided however, that this Agreement will immediately terminate if the proposed assignee fails to agree in writing to be bound by the terms and conditions of this Agreement on or before the effective date of the assignment.

12.                            GENERAL COMPLIANCE WITH LAWS

12.1                    Compliance with Laws.  FATE shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS.

12.2                    Export Control.  FATE and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce.  Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries.  FATE hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold WHITEHEAD harmless (in accordance with Section 9.1) for the consequences of any such violation.

12.3                    Non-Use of Name.  FATE and its AFFILIATES and SUBLICENSEES shall not use the name of “Whitehead Institute”, “Massachusetts Institute of Technology”, or any variation, adaptation, or abbreviation thereof, or of any of their trustees, officers, faculty, students, employees, or agents, or any trademark owned by WHITEHEAD or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of WHITEHEAD, which consent it may withhold in its sole discretion.  The foregoing notwithstanding, without the consent of WHITEHEAD, (i) FATE may make factual statements during the term of this Agreement that FATE has a license from WHITEHEAD under one or more of the patents and/or patent applications comprising the PATENT RIGHTS, and (ii) FATE may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws.

12.4                    Marking of LICENSED PRODUCTS.  To the extent commercially feasible and consistent with prevailing business practices, FATE shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PA TENT RIGHTS that applies to such LICENSED PRODUCT.

13.                            TERMINATION

13.1                    Voluntary Termination by FATE.  FATE will have the right to terminate this Agreement, for any reason, (i) upon at least ninety (90) days prior written notice to WHITEHEAD, such notice to state the date at least ninety (90) days in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to WHITEHEAD through such termination effective date.

13.2                    Cessation of Business.  If FATE ceases to carry on its business related to this Agreement, becomes insolvent, makes an assignment for the benefit of creditors, or has a petition in bankruptcy filed for or against it, then WHITEHEAD will have the right to terminate this Agreement immediately upon written notice to FATE.

13.3                    Termination for Default.

(a)                               Nonpayment.  In the event FATE fails to pay any amounts due and payable to WHITEHEAD hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, WHITEHEAD may terminate this Agreement immediately upon written notice to FATE.  Further, if an audit pursuant to Section 5.4 shows an underreporting or underpayment by FATE in excess of twenty percent (20%) for any twelve (12)-month period, and FATE fails to make such payments within fifteen (15) days after receiving written notice of such failure, then WHITEHEAD may terminate this Agreement immediately upon written notice to FATE.

(b)                              Material Breach.  In the event FATE commits a material breach of its obligations under this Agreement, except for breach as described in Section 3.2 and Section 13.3(a), and tails to cure that breach within ninety (90) days after receiving written notice thereof, WHITEHEAD may terminate this Agreement immediately upon written notice to FATE.

(c)                               Insurance.  WHITEHEAD will have the right to terminate this Agreement if FATE fails to maintain the insurance required in accordance with Section 9.2.

13.4                    Effect of Termination.

(a)                               Survival.  The following provisions shall survive the expiration or termination of this Agreement: Articles 1, 9, 10, 14, 15 and 16, and Sections 5.2 (obligation to provide final report and payment), 5.4, 12.1, 12.2 and 13.4,

(b)                              Inventory.  Upon the early termination of this Agreement, FATE, AFFILIATES and SUBLICENSEES may complete and sell any work-in-progress and inventory of LICENSED PRODUCTS that exist as of the effective date of termination, provided that:

(i)                                  FATE pays WHITEHEAD the applicable running royalty or other amounts due on such sales of LICENSED PRODUCTS in accordance with the terms and conditions of this Agreement; and

(ii)                              FATE and its AFFILIATES and SUBLICENSEES shall complete and sell all work-in-progress and inventory of LICENSED PRODUCTS within six (6) months after the effective date of termination.

(c)                               TANGIBLE PROPERTY.  Except as provided in Section 13.4(b), FATE and AFFILIATES shall destroy all TANGIBLE PROPERTY upon termination.  FATE shall confirm such destruction in writing to WHITEHEAD.

(d)                             Sublicenses.  Upon termination, SUBLICENSEES in good standing may continue by way of a direct license with WHITEHEAD in accord with Section 2.3.  If a SUBLICENSEE in good standing does not continue by way of a direct license with WHITEHEAD, then such SUBLICENSEE shall destroy all TANGIBLE PROPERTY and confirm such destruction in writing to WHITEHEAD.

(e)                               Pre-termination Obligations.  In no event will termination of this Agreement release FATE, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

14.                            DISPUTE RESOLUTION

14.1                    Mandatory Procedures.  The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.  If any party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

14.2                    Equitable Remedies.  Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, any party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary- to avoid irreparable harm to itself or to preserve its rights under this Agreement.

14.3                    Dispute Resolution Procedures.

(a)                               Mediation.  In the event any dispute arising out of or relating to this Agreement remains unresolved within [***] from the date the affected party informed the other parties of such dispute, any party may initiate mediation upon written notice to the other party (“Notice Date”), whereupon all parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes (http://www.cpTadr.org), except that specific provisions of this Article shall override inconsistent provisions of the CPR Model Procedure.  The mediator will be selected from the CPR Panels of Neutrals.  If the parties cannot agree upon the selection of a mediator within [***] after the Notice Date, then upon the request of any party, the CPR shall appoint the mediator.  The parties shall attempt to resolve the dispute through mediation until the first of the following occurs:

(i)                                  the parties reach a written settlement;

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(ii)                              the mediator notifies the parties in writing that they have reached an impasse;

(iii)                          the parties agree in writing that they have reached an impasse; or

(iv)                          the parties have not reached a settlement within [***] after the Notice Date.

(b)                              Trial Without Jury.  If the parties fail to resolve the dispute through mediation, or if no party elects to initiate mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

14.4                    Performance to Continue.  Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations.  Nothing in this Article is intended to relieve FATE from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

14.5                    Statute of Limitations.  The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) will be tolled while the procedures set forth in Section 14.3(a) are pending.  The parties shall cooperate in taking any actions necessary to achieve this result.

15.                            CONFIDENTIALITY

15.1                    Confidential Information.

(a)                               All information disclosed by one party to the other party hereunder including but not limited to this Agreement, progress reports, and royalty reports (the “Confidential Information”) will be maintained in confidence by the receiving party and will not be disclosed to any third party or used for any purpose except as set forth herein without the prior written consent of the disclosing party, for a period of seven (7) years from disclosure of such Confidential Information, except to the extent that such information is:

(i)                                  known by receiving party at the lime of its receipt, and not through a prior disclosure by the disclosing party, as documented by the receiving party’s business records;

(ii)                              becomes part of the public domain through no fault of the receiving party;

*                      Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

(iii)                          subsequently disclosed to the receiving party by a third party who may lawfully do so and is not under an obligation of confidentiality to the disclosing party; or

(iv)                          developed by the receiving party independently of information received from the disclosing party, as documented by the receiving party’s business records.

(b)                              Notwithstanding the foregoing, a party may disclose Confidential Information:

(i)                                  to governmental or other regulatory agencies in order to obtain patents or to gain or maintain approval to conduct clinical trials or to market LICENSED PRODUCT, provided however that such disclosure may be only lo the extent reasonably necessary to obtain patents or authorizations.

(ii)                              deemed necessary by FATE to be disclosed to AFFILIATES, SUBLICENSEES, agents, consultants, and/or other third parties for the development and/or commercialization of LICENSED PRODUCT’ and/or in connection with a licensing transaction and/or a permitted assignment under this Agreement, and/or loan, financing or investment and/or acquisition, merger, consolidation or similar transaction (or for such entities to determine their interest in performing such activities) in each case on the condition that any third party to whom such disclosures arc made agree to be bound by a confidentiality agreement under terms substantially similar to those of this Agreement.

Confidential Information that is disclosed under 15.1(b)(i) or 15.1(b)(ii) will remain otherwise subject to the confidentiality and non-use provisions hereof.

15.2                    Judicial or Administrative Process.  If a party is required by judicial or administrative process to disclose Confidential Information, such party shall promptly inform the other party of the disclosure that is being sought in order to provide the other party an opportunity to challenge or limit the disclosure obligations.

Confidential Information that is disclosed by judicial or administrative process will remain otherwise subject to the confidentiality and non-use provisions hereof, and the disclosing party, pursuant to law or court order, shall take all steps reasonably necessary, including without limitation obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information.

15.3                    SEC Filings.  Either party may disclose the terms of this Agreement to the extent required, in the reasonable opinion of such party’s legal counsel, to comply with applicable laws, including without limitation the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”).  Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 15.3, the parties shall consult with one another on the terms of this Agreement to be redacted in making any such disclosure.  If a party discloses this Agreement or any of the terms hereof in accordance with this Section 15.3, such party agrees, at its own expense, to seek confidential treatment of portions of this Agreement or such terms, as may be reasonably requested by the other party.

16.                            MISCELLANEOUS

16.1                    Notice.  Any notices required or permitted under this Agreement will be in writing, will specifically refer to this Agreement, and will be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

If to WHITEHEAD:

Whitehead Institute for Biomedical Research
Nine Cambridge Center
Cambridge, MA 02142
Attention:  Intellectual Property Office
Tel:  617-258-5104
Fax:  617-258-6204

If to FATE:

Fate Therapeutics, Inc.
10931 N. Torrey Pines Road, Suite 107
La Jolla, CA 92037
Attention:  Chief Financial Officer
Tel:  858-875-1800
Fax:  858-875-1843

All notices under this Agreement will be deemed effective upon receipt.  A party may change its contact information immediately upon written notice to the other parties in the manner provided in this Section.

16.2                    Governing Law.  This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.  The state and federal courts having jurisdiction over Cambridge, MA, U.S.A., provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement.  FATE submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over FATE or its AFFILIATES or constitutes an inconvenient or improper forum.

16.3                    Force Majeure.  No party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

16.4                    Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by the parties.  Any waiver of any rights or failure to act in a specific instance will relate only to such instance and will not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

16.5                    Severability.  In the event that any provision of this Agreement will be held invalid or unenforceable for any reason, such invalidity or unenforceability will not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.  If the parties fail to reach a modified agreement within thirty (30) days alter the relevant provision is held invalid or unenforceable, then the dispute will be resolved in accordance with the procedures set forth in Article 14.  While the dispute is pending resolution, this Agreement will be construed as if such provision were deleted by agreement of the parties.

16.6                    Binding Effect.  This Agreement will be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

16.7                    Headings.  All headings are for convenience only and will not affect the meaning of any provision of this Agreement.

16.8                    Entire Agreement.  This Agreement and the Bilateral Nondisclosure Agreement of March 25, 2008, constitute the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

For WHITEHEAD:		For FATE:

By:	/s/ Martin A. Mullins	By:	/s/ Paul Grayson
Name:	Martin A. Mullins	Name:	Paul Grayson
Title:	Vice President	Title:	President & CEO
Date:	2/24/2009	Date:	2/24/09

APPENDIX A

List of Patent Applications and Patents

WHITEHEAD Case No. [***]

WHITEHEAD Case No. [***]

WHITEHEAD Case No. [***]

WHITEHEAD Case No. [***]

*       Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

A-1

APPENDIX B

List of Countries (excluding United States) for which
PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

The parties will mutually agree on which countries to prosecute the PATENT RIGHTS.

B-1

APPENDIX C

Initial Common Stock Distribution to WHITEHEAD and Whitehead Holders

To WHITEHEAD	[number]

To Whitehead Holders:
[***]

Total number of shares	[***]

          Confidential Information, indicated by [***], has been omitted from this filing and filed separately with the Securities and Exchange Commission

C-1

APPENDIX D

Tangible Property

This Appendix D shall be completed by FATE prior to March 31, 2009, to list the TANGIBLE PROPERTY.

FATE acknowledges and understands that there may be tangible property of interest to FATE and covered under patent rights that are not subject to this Agreement.

D-1

APPENDIX E

TANGIBLE PROPERTY not subject to exclusivity

[To be completed by WHITEHEAD based upon Appendix D.]

E-1